Exhibit 99.1

Drone Aviation Holding Corp. Acquires Exclusive Commercial Rights to UAV Autopilot System Created at Georgia Institute of Technology

Licensed Technology Enables Development and Commercialization of New Robotic Platforms for Unmanned and Autonomous Vehicles

JACKSONVILLE, FL and ATLANTA, GA – July 20, 2015 – Drone Aviation Holding Corp. (OTCQB: DRNE) (DAC), manufacturer of lighter-than-air aerostats and tethered drones, today announced that it has entered into an agreement to acquire exclusive commercial software licenses for the “GUST” (Georgia Tech UAV Simulation Tool) autopilot system from Adaptive Flight, Inc. Through the purchase of the assets of privately held Adaptive Flight Inc. (AFI), DAC is assuming the transferable licenses from the Georgia Tech Research Corporation which include flight simulation tools and fault tolerant flight control algorithms. In addition, DAC will acquire AFI’s dedicated flight computer and additional related hardware and airframes.

Dr. Eric N. Johnson, co-founder of AFI and the Lockheed Martin Associate Professor of Avionics Integration at Georgia Tech’s School of Aerospace Engineering, stated, “GUST is the basis of the unmanned aircraft systems flight research capability developed to perform research at Georgia Tech for a variety of sponsors since 2001 which has also been utilized by AFI since 2007 for commercial unmanned systems. I look forward to working with DAC on the continued commercialization of this critical enabling technology and realizing the many benefits that will result from the fusion of advanced control systems and vision-based technologies for unmanned vehicles by enhancing reliability and enabling new missions.”

Jay Nussbaum, Chairman of Drone Aviation, added, “The GUST autopilot will deliver immediate value to DAC by enhancing our WATT tethered drones and expanding our market to include autonomous vehicles across a spectrum of defense-related and civilian products. This technology adds valuable intellectual property that would take years and considerable investment to reproduce and enables our long-term growth plans vital to our remaining at the forefront of unmanned vehicle development.”

AFI’s assets include flight control technologies for both single and multi-rotor Vertical Take-Off and Landing (VTOL) and Fixed-Wing (FW) UAVs. In addition to the GUST simulation tool, AFI’s technology includes an adaptive guidance and flight control architecture which forms a complete autopilot with vision-based estimation and control capabilities. This autonomous autopilot technology was recently demonstrated at the annual American Helicopter Society (AHS) International MAV Challenge in Virginia Beach, VA. where the Georgia Tech School of Aerospace Engineering entry took first place successfully demonstrating their drone's ability to take off from a helipad and using no external aides, autonomously find a target in a search area and return to its original launch location.

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms including lighter-than-air aerostats and electric-powered drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a proprietary tether system, the Company’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement and commercial and industrial applications. For more information about Drone Aviation Holding Corp. please visit www.DroneAviationCorp.com or view our reports and filings with the Securities and Exchange Commission on http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as information about the Company in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in our publicly filed reports. Factors that could cause these differences include, but are not limited to, the acceptance of our products, lack of revenue growth, failure to realize profitability, inability to raise capital and market conditions that negatively affect the market price of our common stock. The Company disclaims any responsibility to update any forward-looking statements.

Disclosure

Dr. Johnson is entitled to royalties derived from DAC's sale of products related to the technologies described in this article.  The terms of this arrangement have been reviewed and approved by Georgia Tech in accordance with its conflict of interest policies.

Contact:

Jerry Schranz

Antenna Group

201-465-8020

jerryS@antennagroup.com

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